                                    FILED PURSUANT TO RULE 424(B)(3) AND 424(C)
                                                     REGISTRATION NO. 333-65152

                         PROSPECTUS SUPPLEMENT NO. 11
                      (TO PROSPECTUS DATED JULY 30, 2001)

                                 $930,709,000

                            STILWELL FINANCIAL INC.

                    LIQUID YIELD OPTION/TM/ NOTES DUE 2031
                             (ZERO COUPON--SENIOR)
                                      AND
              COMMON STOCK ISSUABLE UPON CONVERSION OF THE LYONS

                               ----------------

      This document supplements the prospectus dated July 30, 2001 of Stilwell Financial Inc. relating to the resale by certain holders of LYONs who are named as selling security holders of up to $930,709,000 aggregate principal amount at maturity of LYONs and the shares of common stock issuable upon conversion of the LYONs.

      You should read this prospectus supplement in conjunction with the prospectus dated July 30, 2001. This prospectus supplement is qualified by reference to the prospectus dated July 30, 2001, except to the extent that the information in this prospectus supplement supersedes the information contained in the July 30, 2001 prospectus.

      The table of selling security holders beginning on page 43 of the prospectus is hereby amended to add the entities named below as selling security holders:

                              PRINCIPAL AMOUNT                NUMBER OF
                               AT MATURITY OF                 SHARES OF
                             LYONS BENEFICIALLY PERCENTAGE  COMMON STOCK  PERCENTAGE OF
                                 OWNED THAT      OF LYONS     THAT MAY     COMMON STOCK
NAME AND ADDRESS:               MAY BE SOLD     OUTSTANDING BE SOLD(1)(4) OUTSTANDING(2)
-----------------            ------------------ ----------- ------------- --------------
Royal Bank of Canada........    $10,000,000        1.07%       171,544          *
One Liberty Plaza, 2nd Floor
New York, NY 10006-1404

      After giving effect to the addition of the foregoing selling security holders, the table of selling security holders reads as follows:

                           SELLING SECURITY HOLDERS

                                 PRINCIPAL AMOUNT                NUMBER OF
                                  AT MATURITY OF                 SHARES OF
                                LYONS BENEFICIALLY PERCENTAGE  COMMON STOCK  PERCENTAGE OF
                                    OWNED THAT      OF LYONS     THAT MAY     COMMON STOCK
NAME AND ADDRESS:                  MAY BE SOLD     OUTSTANDING BE SOLD(1)(4) OUTSTANDING(2)
-----------------               ------------------ ----------- ------------- --------------
AFTRA Health Fund..............     $  590,000          *         10,121           *
c/o Mackay Shields
9 West 57th Street
New York, NY 10019

Allstate Life Insurance Company     $1,300,000          *         22,231           *
3075 Sanders Road, Ste. G6B
Northbrook, IL 60062

                                      PRINCIPAL AMOUNT                NUMBER OF
                                       AT MATURITY OF                 SHARES OF
                                     LYONS BENEFICIALLY PERCENTAGE  COMMON STOCK  PERCENTAGE OF
                                         OWNED THAT      OF LYONS     THAT MAY     COMMON STOCK
NAME AND ADDRESS:                       MAY BE SOLD     OUTSTANDING BE SOLD(1)(4) OUTSTANDING(2)
-----------------                    ------------------ ----------- ------------- --------------
American Pioneer Life Insurance
Company of New York.................    $     80,000          *           1,372         *
6 International Drive, Ste. 190
Rye Brook, NY 10573-10687

American Progressive Life and Health
Insurance Company of New York.......    $     80,000          *           1,372         *
6 International Drive, Ste. 190
Rye Brook, NY 10573-1068

Arbitex Master Fund L.P.............    $ 18,000,000       1.93%        308,779         *
c/o HW Capital L.P.
1601 Elm Street
Ste. 4000
Dallas, TX 75201

Continental Assurance Company
 Separate Account (E)...............    $  7,600,000          *         130,373         *
CMA Plaza
23 South
Chicago, IL 60685

Continental Casualty Company........    $ 34,400,000       3.70%        590,111         *
CMA Plaza
23 South
Chicago, IL 60685

D.E. Shaw Investments, L.P..........    $  3,800,000          *          65,187         *
c/o D.E. Shaw & Co., L.P.
120 West 45/th/ St., 39/th/ Floor
New York, NY 10036

D.E. Shaw Valence, L.P..............    $ 15,200,000       1.63%        260,747         *
c/o D.E. Shaw & Co., L.P.
120 West 45/th/ St., 39/th/ Floor
New York, NY 10036

Deutsche Banc Alex Brown Inc........    $ 90,250,000       9.70%      1,548,185         *
1251 Avenue of the Americas
New York, NY 10020

First Union National Bank...........    $ 76,500,000       8.22%      1,312,312         *
8739 Research Drive
Charlotte, NC 28262-0675

GLG Global Convertible Fund.........    $ 16,800,000       1.81%        288,194         *
c/o GLG Partner LP
One Curzon Street
London W1J 5HB
England

GLG Global Convertible UCITS Fund...    $  3,200,000          *          54,894         *
c/o GLG Partner LP
One Curzon Street
London W1J 5HB
England

GLG Market Neutral Fund.............    $ 30,500,000       3.28%        523,209         *
GLG Partners LP
1 Curzon Street
London W1J 5HB
England

                                                 PRINCIPAL AMOUNT                NUMBER OF
                                                  AT MATURITY OF                 SHARES OF
                                                LYONS BENEFICIALLY PERCENTAGE  COMMON STOCK  PERCENTAGE OF
                                                    OWNED THAT      OF LYONS     THAT MAY     COMMON STOCK
NAME AND ADDRESS:                                  MAY BE SOLD     OUTSTANDING BE SOLD(1)(4) OUTSTANDING(2)
-----------------                               ------------------ ----------- ------------- --------------
Global Bermuda Limited Partnership.............    $  1,500,000           *         25,732         *
601 Carlson Parkway, Ste. 200
Minnetonka, MN 55305

Hamilton Partners Limited......................    $ 24,910,000        2.68%       427,316         *
415 Madison Avenue
19/th/ Floor
New York, NY 10007

JMG Capital Partners LP........................    $ 23,750,000        2.55%       407,417         *
1999 Ave. of the Stars, Ste. 2530
Los Angeles, CA 90067

JMG Triton Offshore Fund Ltd...................    $ 13,750,000        1.48%       235,873         *
1999 Ave. of the Stars, Ste. 2530
Los Angeles, CA 90067

JP Morgan Securities Inc.......................    $121,000,000       13.00%     2,075,682         *
500 Stanton Christiana Road
Newark, DE 19713

KBC Financial Products (Cayman Islands) Limited    $ 91,000,000        9.78%     1,561,000         *
140 East 45th Street
2 Grand Central Tower, 42nd Floor
New York, NY 10017

Lakeshore International Ltd....................    $  3,800,000           *         65,187         *
601 Carlson Parkway, Ste. 200
Minnetonka, MN 55305

Lincoln National Global Asset
 Allocation Fund, Inc..........................    $    110,000           *          1,887         *
c/o Putnam Investment
Management, LLC
Investors Way
Mailstop N-3-L
Norwood, MA 02062

Lyxor Master Fund..............................    $  7,500,000           *        128,658         *
c/o HW Capital L.P.
1601 Elm Street
Ste. 4000
Dallas, TX 75201

Mainstay Convertible Fund......................    $  8,450,000           *        144,955         *
c/o Mackay Shields
9 West 57/th/ Street
New York, NY 10019

Mainstay Strategic Value Fund..................    $    300,000           *          5,146         *
c/o Mackay Shields
9 West 57/th/ Street
New York, NY 10019

Mainstay VP Convertible Portfolio..............    $  2,310,000           *         39,627         *
c/o Mackay Shields
9 West 57/th/ Street
New York, NY 10019

Merrill Lynch International Ltd................    $ 10,000,000        1.07%       171,544         *
101 Hudson St.
Jersey City, NJ 07302

                                   PRINCIPAL AMOUNT                NUMBER OF
                                    AT MATURITY OF                 SHARES OF
                                  LYONS BENEFICIALLY PERCENTAGE  COMMON STOCK  PERCENTAGE OF
                                      OWNED THAT      OF LYONS     THAT MAY     COMMON STOCK
NAME AND ADDRESS:                    MAY BE SOLD     OUTSTANDING BE SOLD(1)(4) OUTSTANDING(2)
-----------------                 ------------------ ----------- ------------- --------------
Morgan Stanley...................    $15,000,000        1.61%       257,316          *
1585 Broadway
New York, NY 10036

Museum of Fine Arts, Boston......    $    20,000           *            343          *
c/o Putnam Investment
Management, LLC
Investors Way
Mailstop N-3-L
Norwood, MA 02062

New York Life Separate Account #7    $ 1,150,000           *         19,728          *
c/o Mackay Shields
9 West 57/th/ Street
New York, NY 10019

Parker-Hannifin Corporation......    $   180,000           *          3,088          *
c/o Putnam Investment
Management, LLC
Investors Way
Mailstop N-3-L
Norwood, MA 02062

Putnam Asset Allocation
Funds-Balanced Portfolio.........    $   880,000           *         15,096          *
c/o Putnam Investment
Management, LLC
Investors Way
Mailstop N-3-L
Norwood, MA 02062

Putnam Asset Allocation
Funds-Conservative Portfolio.....    $   680,000           *         11,665          *
c/o Putnam Investment
Management, LLC
Investors Way
Mailstop N-3-L
Norwood, MA 02062

Putnam Convertible
Income-Growth Trust..............    $ 8,100,000           *        138,951          *
c/o Putnam Investment
Management, LLC
Investors Way
Mailstop N-3-L
Norwood, MA 02062

Putnam Convertible Opportunities
and Income Trust.................    $   230,000           *          3,946          *
c/o Putnam Investment
Management, LLC
Investors Way
Mailstop N-3-L
Norwood, MA 02062

                                            PRINCIPAL AMOUNT                NUMBER OF
                                             AT MATURITY OF                 SHARES OF
                                           LYONS BENEFICIALLY PERCENTAGE  COMMON STOCK  PERCENTAGE OF
                                               OWNED THAT      OF LYONS     THAT MAY     COMMON STOCK
NAME AND ADDRESS:                             MAY BE SOLD     OUTSTANDING BE SOLD(1)(4) OUTSTANDING(2)
-----------------                          ------------------ ----------- ------------- --------------
Putnam High Income
Convertible and Bond Fund.................    $    840,000          *          14,410         *
c/o Putnam Investment
Management, LLC
Investors Way
Mailstop N-3-L
Norwood, MA 02062

Putnam Variable Trust-Putnam
Global Asset Allocation Fund..............    $    240,000          *           4,117         *
c/o Putnam Investment
Management, LLC
Investors Way
Mailstop N-3-L
Norwood, MA 02062

Royal Bank of Canada......................    $ 10,000,000       1.07%        171,544         *
One Liberty Plaza, 2nd Floor
New York, NY 10006-1404

Salomon Smith Barney Inc..................    $ 35,240,000       3.79%        604,521         *
390 Greenwich St., 3/rd/ Floor
New York, NY 10013

Tokai Asia Limited........................    $  5,000,000          *          85,772         *
28th Floor, Alexandra House
16-20 Chater Rd.
Hong Kong

TQA Master Fund, Ltd......................    $  2,000,000          *          34,309         *
405 Lexington Ave. 45/th/ Floor
New York, NY 10174

TQA Master Plus Fund, Ltd.................    $  2,500,000          *          42,886         *
405 Lexington Ave. 45/th/ Floor
New York, NY 10174

UBS AG London Branch......................    $ 79,785,000       8.57%      1,368,664         *
100 Liverpool Street
London EC2M ZRM
England

UBS O'Connor LLC F/B/O....................    $  2,500,000          *          42,886         *
UBS Global Convertible Portfolio
141 W. Jackson Blvd.
7/th/ Floor
Chicago, IL 60604

UBS O'Connor LLC F/B/O....................    $ 50,000,000       5.37%        857,720         *
UBS Global Equity
Arbitrage Master Ltd.
141 W. Jackson Blvd.
7th Floor
Chicago, IL 60604

Wilmington Trust, as owner trustee for the
Forrestal Funding Master Trust............    $ 70,000,000       7.52%      1,200,808         *
c/o Bank of America Securities LLC
One World Trade Center, 81/st/ Floor
New York, NY 10048

Worldwide Transactions Ltd................    $    215,000          *           3,688         *
48 Par La Ville Rd. Ste. 778
Hamilton, HMII
Bermuda

                                                 PRINCIPAL AMOUNT                NUMBER OF
                                                  AT MATURITY OF                 SHARES OF
                                                LYONS BENEFICIALLY PERCENTAGE  COMMON STOCK  PERCENTAGE OF
                                                    OWNED THAT      OF LYONS     THAT MAY     COMMON STOCK
NAME AND ADDRESS:                                  MAY BE SOLD     OUTSTANDING BE SOLD(1)(4) OUTSTANDING(2)
-----------------                               ------------------ ----------- ------------- --------------
ZCM Asset Holding Company......................    $    250,000           *          4,289           *
One Chase Manhattan Plaza
New York, NY 10005

Zurich Institutional Benchmark.................    $    250,000           *          4,289           *
Master Fund Ltd.
One Chase Manhattan Plaza
New York, NY 10005

Any other holder of LYONs or future transferee,
 pledgee, donee successor of any holder (3)....    $ 38,969,000        4.19%       688,489           *
                                                   ------------      ------     ----------        ----
Total..........................................    $930,709,000      100.00%    15,965,754        7.27%
                                                   ============      ======     ==========        ====

--------
 * Less than 1%
(1)Assumes conversion of all of the holder's LYONs at a conversion rate of
   17.1544 shares of common stock per $1,000 principal amount at maturity of the LYONs. However, this conversion rate will be subject to adjustment as described under "Description of LYONs--Conversion Rights." As a result, the number of shares of common stock that may be sold may increase or decrease in the future.
(2)Calculated based on 219,559,642 shares of common stock outstanding as of June 30, 2001. In calculating this amount, we treated as outstanding that number of shares of common stock issuable upon conversion of all of a particular holder's LYONs. However, we did not assume the conversion of any other holder's LYONs.
(3)Information about other selling security holders will be set forth in future prospectus supplements, if required.
(4)Assumes that the holders of LYONs, or any future transferees, pledgees, donees or successors of or from any such holders of LYONs, do not beneficially own any common stock other than the common stock issuable upon conversion of the LYONs at the initial conversion rate.

      The above table sets forth information as of November 15, 2001, based on information supplied to us by the selling security holders named in the table. The selling security holders listed in the above table may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their LYONs since the date on which the information was supplied to us and presented in the above table. Information about the selling security holders may change over time. Any changed information supplied to us will be set forth in future prospectus supplements.

                               ----------------

      INVESTING IN THE LYONS INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS--RISKS RELATED TO THE LYONS" SECTION BEGINNING ON PAGE 18 OF THE PROSPECTUS.

                               ----------------

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

         The date of this prospectus supplement is November 16, 2001.
--------
/TM/Trademarkof Merrill Lynch & Co., Inc.